EXECUTION COPY




                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                                 WT Mutual Fund,


                           A DELAWARE STATUTORY TRUST


                             EFFECTIVE MAY 28, 2009

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----

ARTICLE I Name and Definitions.................................................................1

   Section 1.1.      Name......................................................................1
   Section 1.2.      Definitions...............................................................1

ARTICLE II Purpose of Trust....................................................................3

ARTICLE III Shares.............................................................................3

   Section 3.1.      Shares of Beneficial Interest.............................................3
   Section 3.2.      Establishment and Designation of Shares...................................4
   Section 3.3.      Actions Affecting Portfolios..............................................5
   Section 3.4.      Relative Rights and Preferences...........................................5
   Section 3.5.      Additional Rights and Preferences of Class B Shares.......................7
   Section 3.6.      Ownership of Shares.......................................................8
   Section 3.7.      Investments in the Trust..................................................8
   Section 3.8.      Status of Shares and Limitation of Personal Liability.....................8

ARTICLE IV The Board of Trustees...............................................................9

   Section 4.1.      Number....................................................................9
   Section 4.2.      Election and Tenure.......................................................9
   Section 4.3.      Effect of Death, Resignation, etc. of a Trustee...........................9
   Section 4.4.      Trustee Compensation......................................................9

ARTICLE V Power of the Trustees...............................................................10

   Section 5.1.      Management of the Trust..................................................10
   Section 5.2.      Action by Written Consent................................................10
   Section 5.3.      Powers of the Trustees...................................................10
   Section 5.4.      Payment of Expenses by the Trust.........................................13
   Section 5.5.      Ownership of Assets of the Trust.........................................14
   Section 5.6.      Issuance and Repurchase of Shares........................................14
   Section 5.7.      Power of Board of Trustees to Change Provisions Relating to Shares.......14

ARTICLE VI Service Contracts..................................................................14

   Section 6.1.      Investment Manager.......................................................14
   Section 6.2.      Principal Underwriter....................................................15
   Section 6.3.      Other Service Contracts..................................................15
   Section 6.4.      Validity of Contracts....................................................15

ARTICLE VII Shareholders' Voting Powers and Meetings..........................................15

   Section 7.1.      Voting Powers............................................................15
   Section 7.2.      Voting Power and Meetings................................................16
   Section 7.3.      Quorum and Required Vote.................................................16
   Section 7.4.      Action by Written Consent................................................16
   Section 7.5.      Record Dates.............................................................16

                                                                                           PAGE
                                                                                           ----
ARTICLE VIII Net Asset Value, Distributions, and Redemptions..................................17

   Section 8.1.      Determination of Net Asset Value, Net Income, and Distributions..........17
   Section 8.2.      Redemptions and Repurchases..............................................17
   Section 8.3.      Redemptions at the Option of the Trust...................................17
   Section 8.4.      Transfer of Shares.......................................................18

ARTICLE IX Limitation of Liability............................................................18

   Section 9.1.      Indemnification and Limitation of Liability..............................18
   Section 9.2.      Trustee's Good Faith Action, Expert Advice, No Bond or Surety............18
   Section 9.3.      Liability of Third Persons Dealing with Trustees.........................19
   Section 9.4.      Insurance................................................................19

ARTICLE X Termination and Merger..............................................................19

   Section 10.1.     Termination of Trust or Portfolio........................................19
   Section 10.2.     Merger and Consolidation.................................................19

ARTICLE XI Miscellaneous......................................................................20

   Section 11.1.     Amendments...............................................................20
   Section 11.2.     Filing of Copies.........................................................20
   Section 11.3.     References and Headings..................................................20
   Section 11.4.     Applicable Law...........................................................20
   Section 11.5.     Provisions in Conflict with Law or Regulations...........................21
   Section 11.6.     Statutory trust Only.....................................................21
   Section 11.7.     Counterparts.............................................................21
Schedule A -         Schedule of Portfolios and Classes

                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                                 WT MUTUAL FUND

     The Agreement and Declaration of Trust of Kiewit Institutional Fund (the "Trust"), dated as of July 19, 1994 and amended and restated as of March 15, 2002, is hereby amended and restated as of May 28, 2009, among the individuals listed on the signatory page attached hereto (each, a "Trustee") and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.

     WHEREAS, pursuant to Section 1.1, the Trustees are authorized to conduct the business of the Trust under any name that they may determine;

     WHEREAS, the Trustees have determined that the business of the Trust shall be conducted under the name of "WT Mutual Fund" and that a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on October 20, 1998 to change the name of the Trust from "Kiewit Institutional Fund" to "WT Mutual Fund";

     WHEREAS, the Trustees desire to amend and restate the Agreement and Declaration of Trust;

     NOW, THEREFORE, the Trustees do hereby declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Agreement and Declaration of Trust, as amended and restated, for the benefit of the Shareholders as set forth below.

                                   ARTICLE I
                              NAME AND DEFINITIONS

     Section 1.1. NAME. This trust shall be known as "WT Mutual Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 1.2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

        1.2.1. "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

        1.2.2. "Classes" shall mean a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Article III hereof.

        1.2.3. "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time.

        1.2.4. "Delaware Act" refers to the Delaware Statutory Trust Act, 12 Del. C. Section 3801 ET SEQ., as such act may be amended from time to time.

        1.2.5. "Class Expenses" shall mean expenses incurred by a particular Class in connection with a shareholder services arrangement or a distribution plan that is specific to such Class or any other differing share of expenses or differing fees, in each case, pursuant to a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act, as such plan or rule may be amended from time to time.

        1.2.6. "Commission" shall mean the Securities and Exchange Commission.

        1.2.7. "General Assets" shall have the meaning set forth in Section
3.4.1 hereof.

        1.2.8. "Interested Person" shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

        1.2.9. "Investment Manager" or "Manager" shall mean a party furnishing services to the Trust pursuant to any contract described in Section 6.1 hereof,

        1.2.10. "Person" shall mean and include any of the following: individuals, corporations, partnerships, trusts, foundations, plans, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

        1.2.11. "Portfolio" refers to each series of Shares established and designated under or in accordance with the provisions of Article III hereof.

        1.2.12. "Principal Underwriter" shall have the meaning set forth in Section (2)(a)(29) of the 1940 Act.

        1.2.13. "Proportionate Interest" shall have the meaning set forth in
Section 3.2.2 hereof.

        1.2.14. "Shares" means the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

        1.2.15. "Shareholder" means a record owner of outstanding Shares of the Trust.

        1.2.16. "Trust" refers to the Delaware statutory trust established by this Declaration of Trust.

        1.2.17. "Trustees" refers to the persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of

Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

        1.2.18. "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

        1.2.19. "1940 Act" refers to the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, each as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

                                   ARTICLE II
                                PURPOSE OF TRUST

                  The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to authority under this Declaration of Trust.

                                  ARTICLE III
                                     SHARES

     Section 3.1. SHARES OF BENEFICIAL INTEREST.

        3.1.1. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with a par value of $.01 per Share provided that the Shares of a Portfolio that are established by the Trustees to be taxable as a separate partnership for federal income tax purposes shall have no par value. Shares shall be validly issued, fully paid and non-assessable when issued for such consideration as the Trustees shall determine. All Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares shall be fully paid and non-assessable.

        3.1.2. Pursuant to Section 3806(b) of the Delaware Act, the Trustees shall have authority, from time to time, (i) to establish Shares of a Portfolio, each of which constitutes a Portfolio and shall be separate and distinct from the Shares in any other Portfolio and (ii) to further divide Shares of any Portfolio into one or more separate and distinct classes of Shares, each of which constitutes a Class.

        3.1.3. The Portfolios shall include, without limitation, those Portfolios specifically established and designated in Section 3.2.1 hereof, and such other Portfolios as the Trustees may deemed necessary or desirable. The Trustees shall have exclusive power, without the requirement of Shareholder approval, from time to time, to establish and designate such separate and distinct Portfolio, and, subject to the provisions of this Declaration and the 1940 Act, to fix and determine the rights of Shareholders of Shares in such Portfolio. If only one Portfolio shall be established, unless provided for otherwise the Shares shall have the rights and preferences provided for herein and in Section 3.4 hereof to the extent relevant.

        3.1.4. This Trust is a series trust pursuant to Sections 3804(a) and 3806(b) of the Delaware Act, and each Portfolio shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Delaware Act. As such, separate and distinct records shall be maintained for each Portfolio and the assets of the Trust associated with each Portfolio shall be held and accounted for separately from the other assets of the Trust or any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or the assets of any other Portfolio nor shall the assets of any Portfolio be charged with the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to another Portfolio, or, except as otherwise provided herein, the Trust generally.

     Section 3.2. ESTABLISHMENT AND DESIGNATION OF SHARES.

        3.2.1. The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified. The Trustees may establish one or more Classes of Shares of any Portfolio, each with an unlimited number of Shares unless otherwise specified.

        3.2.2. Each Class so established and designated shall represent a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) ("Proportionate Interest") in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations and designations and be subject to the same terms and conditions, except that (i) Class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class, (ii) other expenses, costs, charges and reserves allocated to a Class in accordance with Section 3.4.2 may be borne solely by that Class, PROVIDED THAT the allocation of such other expenses, costs, charges, and reserves is not specifically required to be set forth in a plan adopted by the Trust pursuant to Rule 18f-3 under the 1940 Act; (iii) dividends declared and payable to a Class pursuant to Section 3.4.3 shall reflect the items separately allocated thereto pursuant to the preceding clauses, (iv) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (v) subject to Section 7.1 hereof, each Class may have exclusive voting rights with respect to matters affecting only that Class. Any fractional Share of a Portfolio shall have proportionately all rights and obligations of a whole share of such Portfolio, including rights with respect to voting, receipt of dividends and distributions and redemptions of Shares as set forth in Section 3.4 hereof.

        3.2.3. The Trustees hereby establish and designate the Portfolios and Classes listed on SCHEDULE A attached hereto and made a part hereof. Each additional Portfolio and the Classes of such additional Portfolio shall be established by the adoption of a resolution adopted by a majority of the Trustees. Each such resolution is incorporated herein by reference and made a part of the Declaration of Trust whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (ii) the adoption of an amendment either to this Declaration of Trust or to SCHEDULE A hereto establishing and designating such additional Portfolios and Classes.

        Section 3.3. ACTIONS AFFECTING PORTFOLIOS. Subject to the right of Shareholders, if any to vote pursuant to Section 7.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or any Class or Classes thereof, to fix or change such preferences, voting powers, rights and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of any Portfolio, or Classes thereof, into a greater or lesser number; to classify, reclassify or convert any issued Shares of any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio may issue any number of shares but need not issue any shares. At any time that there are no outstanding Shares of any particular Portfolio previously established and designated, the Trustees may abolish that Portfolio and the establishment or and designation thereof.

     Section 3.4. RELATIVE RIGHTS AND PREFERENCES. Shares of each Portfolio established pursuant to Section 3.2 hereof, unless otherwise provided in the resolution establishing such Portfolio, shall have the following relative rights and preferences:

        3.4.1. ASSETS HELD WITH RESPECT TO A PARTICULAR PORTFOLIO.

           (a) SPECIFIC ASSETS. All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, including dividends and distributions paid by, and reinvested in, such Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Portfolio for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Portfolio.

           (b) GENERAL ASSETS. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Portfolio (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Portfolios in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Portfolio shall be held with respect to that Portfolio. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes in absence of manifest error.

           (c) Each Class of a Portfolio shall have a Proportionate Interest in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs and reserves "allocable" or "allocated" to a particular Class of a Portfolio shall mean the aggregate amount of such items multiplied by the Class's Propionate Interest.

        3.4.2. LIABILITIES HELD WITH RESPECT TO A PARTICULAR PORTFOLIO.

           (a) SPECIFIC LIABILITIES. The assets of the Trust held with respect to each Portfolio shall be charged with the liabilities of the Trust with respect to such Portfolio and all expenses, costs, charges and reserves attributable to such Portfolio. Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred.

           (b) GENERAL LIABILITIES. Any general liabilities, expenses, costs, charges or reserves of the Trust or any Portfolio that are not readily identifiable as belonging to a particular Portfolio or any particular Class thereof shall be allocated and charged by the Trustees, between or among any one or more of the Portfolios or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes in absence of manifest error.

           (c) All Persons who have extended credit which has been allocated to a particular Portfolio, or who have a claim or contract which has been allocated to a Portfolio, shall look exclusively to the assets held with respect to such Portfolio for payment of such credit, claim, or contract. None of the debts, liabilities, obligations and expenses incurred, contracted or otherwise existing with respect to the Trust generally that have not been allocated to a specified Portfolio, or with respect to any other Portfolio, shall be enforceable against the assets of such specified Portfolio. Each creditor, claimant and contracting party shall be deemed nevertheless to have agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the contractual relationship.

        3.4.3. DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS, AND REPURCHASES. Shareholders of any Portfolio shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Section 8.1 hereof. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders in absence of manifest error. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.

     No Share shall have any priority or preference over any other Share of the same Portfolio or Class thereof with respect to dividends or distributions of the Trust or otherwise. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of such Portfolio or Class, as the case may be, in proportion to the number of Shares of such Portfolio or Class they held on the record date established for such payment, PROVIDED THAT such dividends and other distributions on Shares of a Class shall appropriately reflect Class Expenses and other expenses allocated to that Class.

     No dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Portfolio or Class with respect to, or any redemption or repurchase of, the Shares of any Portfolio or Class shall be effected by the Trust other than from the assets held with respect to such Portfolio or Class , nor shall any Shareholder of any Portfolio or Class otherwise have any right or claim against the assets held with respect to any other Portfolio or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Portfolio or Class.

        3.4.4. VOTING. Subject to the provisions of Section 3.5, each Share shall have voting rights as provided in Article VII hereof. All Shares of the Trust entitled to vote on a matter shall vote without differentiation among the separate Portfolios on a one-vote-per-Share basis; provided however, if a matter to be voted on affects only the interests of certain Portfolios, then only the Shareholders of such affected Portfolio shall be entitled to vote on the matter.

        3.4.5. EXCHANGE PRIVILEGE. The Trustees shall have the authority to provide that the Shareholders of any Portfolio shall have the right to exchange such Shares for Shares of one or more other Portfolios in accordance with such requirements and procedures as may be established by the Trustees.

        3.4.6. TRANSFERABILITY. The Trustees shall have the authority to provide that the shares of a Portfolio are non-transferable.

        3.4.7. PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Portfolio.

     Section 3.5. ADDITIONAL RIGHTS AND PREFERENCES OF CLASS B SHARES. In addition to the relative rights and preferences set forth in Section 3.4 hereof and all other provisions of this Agreement relating to the Trust generally, any Class of any Portfolio designated as Class B Shares shall have the following rights and preferences:

        3.5.1. Subject to the provisions of Section 3.5.3 below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares eight (8) years after the end of the calendar month in which a Shareholder's order to purchase such shares was accepted.

        3.5.2. Subject to the provisions of Section 3.5.3 below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account and automatically convert to Class A Shares in the same proportion as any Class B Shares (other than those in the sub-account) that convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the rights, preferences restrictions limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

        3.5.3. If (i) the Class A Shareholders of a Portfolio approve any increase in expenses allocated to the Class A Shares of that Portfolio in connection with (X) a plan of distribution adopted pursuant to Rule 12b-1 of the 1940 Act, (Y) a non-Rule 12b-1 shareholder services plan, or (Z) any other plan or arrangement whereby Classes of that Portfolio pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, then (ii) the Class B Shares of that Portfolio will stop converting to Class A Shares unless the Class B Shareholders of that Portfolio, voting separately, approve the increase in expenses. The Trustees shall have sole discretion in determining whether such increase in expenses is submitted to a vote of the Class B Shareholders. Should such increase in expenses not be submitted to a vote of the Class B Shareholders, or if submitted, should the Class B Shareholders fail to approve such increase in expenses, the Trustees shall take such action as is necessary to: (1) create a new class of that Portfolio (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares of that Portfolio as they existed prior to the implementation of such increase in expenses; and (2) ensure that the existing Class B shares of that Portfolio will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Trustees to implement the foregoing, and at the sole discretion of the Trustees, such action may include the exchange of all Class B Shares of that Portfolio for a new class of that Portfolio (the "New Class B Shares"), identical in all material respect to the Class B Shares of that Portfolio except that the New Class B Shares will automatically convert to the New Class A Shares. Such exchange or conversions shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation.

     Section 3.6. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Portfolio and Class thereof. No certificates evidencing the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Portfolio and similar matters and, by resolution, may restrict the transfer of Shares of a Portfolio. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Portfolio and as to the number of Shares of each Portfolio and Class thereof held from time to time by each Shareholder.

     Section 3.7. INVESTMENTS IN THE TRUST. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment shall be credited to the Shareholder's account in the form of full and fractional Shares of the Trust in such Portfolio and Class as the purchaser shall select, at the net asset value per Share next determined for such Portfolio and Class after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a reimbursement fee upon investments in the Trust.

     Section 3.8. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust, the By-Laws of the Trust and the resolutions of the Board of Trustees. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms thereof. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of said deceased Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle a Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners or joint venturers except as specifically provided for pursuant to
Article III herein or by resolution of the Board of Trustees.

Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time agree to pay.

                                   ARTICLE IV
                              THE BOARD OF TRUSTEES

     Section 4.1. NUMBER. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).

     Section 4.2. ELECTION AND TENURE. Subject to the requirements of Section 16(a) of the 1940 Act, the Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees and remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns, is declared bankrupt or incompetent by a court of competent jurisdiction, or is removed. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages or other payment on account of such removal. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate.

     Section 4.3. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.2, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust.

Section 4.4. TRUSTEE COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                   ARTICLE V
                              POWER OF THE TRUSTEES

     Section 5.1. MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegations as may be permitted by this Declaration of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possession of the United Sates of America, and in any and all foreign jurisdictions and to do all such other things and execute any and all such instruments that they may consider desirable, necessary or appropriate in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees and unless otherwise specified herein or required by the 1940 Act or other applicable law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office or a majority of any duly constituted committee of Trustees. The enumeration of any specific power in this Declaration of Trust shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

     Section 5.2. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee, except as otherwise provided in the 1940 Act.

     Section 5.3. POWERS OF THE TRUSTEES. Without limiting the provisions of
Section 5.1, the Trust shall have power and authority:

        5.3.1. To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

        5.3.2. To invest and reinvest cash and cash items, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of all types of securities, futures contracts and options thereon, and forward currency contracts of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, futures contracts and options thereon, and forward currency contracts, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

        5.3.3. To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Portfolio;

        5.3.4. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

        5.3.5. To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

        5.3.6. To hold any security or property in a form not indicating that it is Trust Property, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to the applicable provisions of the 1940 Act;

        5.3.7. To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

        5.3.8. To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

        5.3.9. To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Portfolio, or any matter in controversy, including but not limited to claims for taxes;

        5.3.10. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

        5.3.11. To borrow funds or other property in the name of the Trust or Portfolio exclusively for Trust purposes;

        5.3.12. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

        5.3.13. Subject to Article IX, to purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary, desirable or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Manager, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Manager, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence;

        5.3.14. Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolio, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets of that Portfolio;

        5.3.15. To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

        5.3.16. To adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust;

        5.3.17. To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

        5.3.18. To appoint from their own and establish and terminate one or more committees consisting of two or more Trustees who may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine and to adopt a committee charter providing for such responsibilities;

        5.3.19. To employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank;

        5.3.20. To retain a transfer agent or a shareholder servicing agent, or both;

        5.3.21. To provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

        5.3.22. To set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Portfolio from the assets of such Portfolio;

        5.3.23. To establish from time to time separate and distinct Portfolio with separately defined investment objectives and policies and distinct investment purpose in accordance with Article III hereof;

        5.3.24. To interpret the investment policies, practices or limitations of any Portfolio;

        5.3.25. To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolios, or to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder or in accordance with Section 8.3;

        5.3.26. To delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or servicing agents, Investment Manager or Principal Underwriter;

        5.3.27. In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power set forth herein, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising from the businesses, purposes, objects or powers set forth above.

     The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Portfolios. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     Section 5.4. PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or a Portfolio, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Portfolio, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Portfolio, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, servicing agents, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 5.5. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. Upon the resignation, incompetency, bankruptcy, removal, or death of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. The Trustees may determine that the Trust or the Trustees, acting for and on behalf of the Trust, shall be deemed to hold beneficial ownership of any income earned on the securities owned by the Trust, whether domestic or foreign.

     Section 5.6. ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell, transfer, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, or other wise deal in Shares and, subject to applicable law and the provisions set forth in Section 3.3 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio, with respect to which such shares are issued.

     Section 5.7. POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provision of this Declaration of Trust to the contrary, and without limiting the power of the Board of Trustees to amend the Declaration of Trust, the Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for action by any Shareholder, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without approval of the Shareholders, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that approval of the Shareholders is not required by the 1940 Act or other applicable law. If Shares have been issued, approval of the Shareholders shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Portfolio or to increase or decrease the par value of the Shares of any Portfolio.

                                   ARTICLE VI
                                SERVICE CONTRACTS

     Section 6.1. INVESTMENT MANAGER. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Portfolio with any Person; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, and such other responsibilities as may specifically be delegated to such Person.

     The Trustees may authorize the Investment Manager to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the Investment Manager, and upon such terms and conditions, as may be agreed among the Trustees, the Investment Manager and sub-adviser. Any reference in this Declaration of Trust to the Investment Manager shall be deemed to include such sub-advisers, unless the context otherwise requires.

     Section 6.2. PRINCIPAL UNDERWRITER. The Trustees may also, at any time and from time to time, contract with any Persons, appointing such Persons exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Portfolios or other securities to be issued by the Trust. Every such contract may contain such other terms as the Trustees may determine.

     Section 6.3. OTHER SERVICE CONTRACTS. The Trustees are also empowered, at any time and from time to time, to contract with any Persons, appointing such Person(s) to serve as custodian(s), transfer agent and/or shareholder servicing agent for the Trust or one or more of its Portfolios. Every such contract shall comply with such terms as may be required by the Trustees. The Trustees are further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of the Portfolios, as the Trustees determine to be in the best interests of the Trust and the applicable Portfolios.

     Section 6.4. VALIDITY OF CONTRACTS. The fact that:

           (a) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made, or

           (b) any Person with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract, or has other business or interests with any other Person, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the applicable requirements of the 1940 Act.

                                  ARTICLE VII
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 7.1. VOTING POWERS. Subject to Section 3.4.4 and Section 3.5, the Shareholders shall have right to vote only (i) for removal of Trustees as provided in Section 4.2 hereof, (ii) with respect to such additional matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, (iii) with respect to matters specified in Section 10.2 and (iv) on such other matters as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Section 7.2. VOTING POWER AND MEETINGS. Meetings of the Shareholders may be called by the Trustees for the purposes described in Section 7.1 hereof. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by delivering personally or mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, or actual attendance at the meeting of Shareholders in person or by proxy, shall be deemed equivalent to such notice.

     Section 7.3. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by the applicable provisions of the 1940 Act, forty percent (40%) of the Shares entitled to vote on a matter shall constitute a quorum at a meeting of the Shareholders. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Subject to Section 3.4.4 and the applicable provisions of the 1940 Act, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions except only a plurality vote shall be necessary to elect Trustees.

     Section 7.4. ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Portfolio (or class) entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 7.5. RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may fix a time, which shall be not more than ninety (90) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Portfolios.

                                  ARTICLE VIII
                 NET ASSET VALUE, DISTRIBUTIONS, AND REDEMPTIONS

     Section 8.1. DETERMINATION OF NET ASSET VALUE, NET INCOME, AND DISTRIBUTIONS. The Trustees, in their absolute discretion, may prescribe and shall set forth in the By-laws or in a duly adopted resolution of the Trustees such bases and time for determining the per Share net asset value of the Shares of any Portfolio and the net income attributable to the Shares of any Portfolio and the declaration and payment of dividends and distributions on the Shares of any Portfolio, as they may deem necessary or desirable.

     Section 8.2. REDEMPTIONS AND REPURCHASES.

        8.2.1. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust redeem such Shares or in accordance with such procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, in accordance with the By-Laws, the applicable provisions of the 1940 Act or as further provided by resolution of the Trustees. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request for redemption is received in proper form. The obligation set forth in this Section
8.2 is subject to the provision that in the event that any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Portfolio or to determine fairly the value of the net assets held with respect to such Portfolio or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees.

        8.2.2. The redemption price may in any case or cases be paid in cash or wholly or partly in kind in accordance with Rule l8f-1 under the 1940 Act if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Portfolio of which the Shares are being redeemed. Subject to the foregoing, the selection and quantity of securities or other property so paid or delivered as all or part of the redemption price shall be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

     Section 8.3. REDEMPTIONS AT THE OPTION OF THE TRUST. The Trust shall have the right, at its option, upon prior notice to the affected Shareholder at any time to redeem Shares of such Shareholder at the net asset value thereof as described in Section 8.1 herein or as further provided by resolution of
Trustees: (i) if at such time such Shareholder owns Shares of any Portfolio having an aggregate net asset value of less than a minimum value determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares of a Portfolio equal to or in excess of a maximum percentage of the outstanding Shares of such Portfolio determined from time to time by the Trustees; (iii) to the extent that such Shareholder owns Shares equal to or in excess of a maximum percentage, determined from time to time by the Trustees, of the outstanding Shares of the Trust. The Trustees may also, at their option, call for the redemption of Shares of any Shareholder or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purpose for which the Trust was established. In furtherance of the purposes of the Trust, if an executive officer of the Trust has determined that a Shareholder has engaged in excessive trading in Shares of a Portfolio, the Trust may require such Shareholder to redeem such Shareholder's Shares at the net asset value thereof as described in Section 8.1.

     To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payments of amounts due and owing by a Shareholder to the Trust or any Portfolio.

     Section 8.4. TRANSFER OF SHARES. Except to the extent that the Trustees have provided by resolution that the Shares of a Portfolio are non-transferable, the Trust shall transfer shares held of record by any Person to any other Person upon receipt by the Trust or a Person designated by the Trust of a written request therefore in such form and pursuant to such procedures as may be approved by the Trustees.

                                   ARTICLE IX
                             LIMITATION OF LIABILITY

     Section 9.1. INDEMNIFICATION AND LIMITATION OF LIABILITY. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and, subject to the provisions of the Bylaws, the Trust out of its assets may indemnify and hold harmless each and every Trustee and officer of the Trust from and against any and all claims, demands, costs, losses, expenses, and damages whatsoever arising out of or related to such Trustee's performance of his or her duties as a Trustee or officer of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee or officer from or against any liability to the Trust or any Shareholder to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

     Section 9.2. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers hereunder shall be binding upon everyone interested in or dealing with the Trust. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 9.3. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 9.4. INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

                                   ARTICLE X
                             TERMINATION AND MERGER

     Section 10.1. TERMINATION OF TRUST OR PORTFOLIO. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the Trustees upon prior written notice to the Shareholders. Any Portfolio may be terminated at any time by the Trustees upon prior written notice to the Shareholders of that Portfolio.

     Upon termination of the Trust (or any Portfolio, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Portfolio (or the applicable Portfolio, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Portfolio (or the applicable Portfolio, as the case may be), to distributable form in cash or shares or other securities, and any combination thereof, and distribute the proceeds held with respect to each Portfolio (or the applicable Portfolio, as the case may be), (i) to the Shareholders of a Portfolio not taxable as partnerships for federal income tax purposes, as a Portfolio, pro rata according to the number of Shares of that Portfolio held by the several Shareholders on the date of termination and, (ii) to the Shareholders of a Portfolio, as a Portfolio, in accordance with the positive Book Capital Account balances of the Shareholders.

     Section 10.2. MERGER AND CONSOLIDATION. The Trustees may cause (i) the Trust or one or more of its Portfolio to the extent consistent with applicable law to be merged into or consolidated with another Trust, Portfolio or Person,
(ii) the Shares of the Trust or any Portfolio to be converted into beneficial interests in another statutory trust (or Portfolio thereof), (iii) the Shares to be exchanged for assets or property under or pursuant to any state or federal statute to the extent permitted by law or (iv) a sale of assets of the Trust or one or more of its Portfolio.

Such merger or consolidation, Share conversion, Share exchange or sale of assets must be authorized by vote as provided in Article VII herein; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, Share exchange, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Portfolio into beneficial interests in such separate statutory trust or trusts (or Portfolio thereof).

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1. AMENDMENTS. The Trustees may amend this Declaration of Trust by making an amendment to this Agreement or to SCHEDULE A hereto, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment, having been approved by a majority of the Trustees then holding office, shall become effective, unless otherwise provided by such Trustees, upon execution by a duly authorized officer of the Trust. The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

     Section 11.2. FILING OF COPIES. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments.

     Section 11.3. REFERENCES AND HEADINGS. In this instrument and in any such restatements and/or amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.

     Section 11.4. APPLICABLE LAW. This Agreement and Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Act. The Trust shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 11.5. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

        11.5.1. The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

        11.5.2. If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

     Section 11.6. STATUTORY TRUST ONLY. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act, and thereby to create only the relationship of trustee and beneficial owners within the meaning of such act between the Trustees and each Shareholder. Except to the extent provided by resolution of the Trustees establishing a Portfolio intended to be classified as a partnership for federal income tax purposes, it is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture, or any form of legal relationship other than a statutory trust pursuant to such act, and except as so provided in such resolution, nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     Section 11.7. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall be deemed to constitute a single document.

        IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust of WT Mutual Fund as of May 28, 2009.


                                   /s/ Robert H. Arnold
                                   -----------------------------------------
                                   Robert H. Arnold

                                   /s/ Eric Brucker
                                   -----------------------------------------
                                   Eric Brucker

                                   /s/ Ted T. Cecala
                                   -----------------------------------------
                                   Ted T. Cecala

                                   /s/ Robert J. Christian
                                   -----------------------------------------
                                   Robert J. Christian

                                   /s/ Nicholas A. Giordano
                                   -----------------------------------------
                                   Nicholas A. Giordano

                                   /s/ Louis Klein, Jr.
                                   -----------------------------------------
                                   Louis Klein, Jr.

                                   /s/ Thomas Leonard
                                   -----------------------------------------
                                   Thomas Leonard

                                   /s/ Mark A. Sargent
                                   -----------------------------------------
                                   Mark A. Sargent

                                   SCHEDULE A

                                       TO

                         AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                OF WT MUTUAL FUND

                               DATED MAY 28, 2009

                       SCHEDULE OF PORTFOLIOS AND CLASSES


------------------------------------------------------------------ --------------------------
PORTFOLIO                                                          CLASS OF SHARES
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON AGGRESSIVE ASSET ALLOCATION FUND                        Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON BROAD MARKET BOND FUND                                  Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON CONSERVATIVE ASSET ALLOCATION FUND                      Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON ETF ALLOCATION FUND                                     Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON LARGE-CAP GROWTH FUND                                   Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON LARGE-CAP VALUE FUND                                    Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON MODERATE ASSET ALLOCATION FUND                          Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON MULTI-MANAGER INTERNATIONAL FUND                        Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON MULTI-MANAGER LARGE-CAP FUND                            Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON MULTI-MANAGER REAL ASSET FUND                           Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON SMALL-CAP STRATEGY FUND                                 Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON MUNICIPAL BOND FUND                                     Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON PRIME MONEY MARKET FUND                                 Institutional Shares
                                                                   Service Shares
                                                                   W Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON SHORT/INTERMEDIATE-TERM BOND FUND                       Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON SMALL-CAP CORE FUND                                     Institutional Shares
                                                                   A Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON TAX-EXEMPT MONEY MARKET FUND                            Institutional Shares
                                                                   W Shares
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------

------------------------------------------------------------------ --------------------------
PORTFOLIO                                                          CLASS OF SHARES
------------------------------------------------------------------ --------------------------
------------------------------------------------------------------ --------------------------
WILMINGTON U.S. GOVERNMENT MONEY MARKET FUND                       Institutional Shares
                                                                   Service Shares
                                                                   W Shares
------------------------------------------------------------------ --------------------------

















                                      A-2